UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 30, 2008

A. H. BELO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of in Company or organization)	1-33741 (Commission File Number)	38-3765318 (I.R.S. Employer Identification No.)

P. O. Box 224866
Dallas, Texas (Address of principal executive offices)		75222-4866 (Zip Code)
Registrant’s telephone number, including area code: (214) 977-8200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On January 30, 2008, the information in the next paragraph regarding the Company was included in a presentation at an investor conference in New York, New York. A press release was issued the same day. (On January 22, 2008, Belo Corp. issued a press release (a) announcing the January 30, 2008 investor conference in New York, New York, and (b) including instructions as to when and how to access the presentation and the location on Belo Corp.’s Web site where the information is available. The information is also available on the Company’s Web site at www.ahbelo.com/invest.)
     The Company’s total revenues decreased approximately 9.7 percent in 2007 and approximately 11.5 percent in the fourth quarter of 2007 compared to the prior year and prior year quarter, respectively. Total newspaper advertising revenues were down approximately 10.9 percent in 2007 and approximately 13.7 percent in the fourth quarter. The fourth quarter of 2006 had one more Sunday than the fourth quarter of 2007. Adjusting for the additional Sunday, total advertising revenues were down approximately 12 percent in the fourth quarter of 2007. Advertising revenues associated with the Company’s Web sites increased approximately 19.5 percent in 2007 and approximately 15.4 percent in the fourth quarter. Subject to economic conditions and related advertiser responses to consumer spending patterns, the Company expects newspaper advertising revenues to decrease in 2008 but not at the levels experienced in 2007, with decreases at The Providence Journal and The Press-Enterprise expected to be more substantial than at The Dallas Morning News.
     Statements in this Item 7.01 concerning the Company’s business outlook or future economic performance, anticipated profitability, revenue, expenses, dividends, capital expenditures, investments, future financings, or other financial and non-financial items that are not historical facts, are “forward-looking statements” as the term is defined under applicable federal securities laws. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements.

     Such risks, uncertainties and factors include, but are not limited to, uncertainties regarding the execution, timing, costs, consequences (including tax consequences), and other effects of the spin-off of the newspaper business of Belo Corp. to the Company; changes in capital market conditions and prospects, and other factors such as changes in advertising demand, interest rates and newsprint prices; newspaper circulation matters, including changes in readership patterns and demography, and audits and related actions by the Audit Bureau of Circulations; technological changes; development of Internet commerce; industry cycles; changes in pricing or other actions by competitors and suppliers; Federal Communications Commission and other regulatory changes; adoption of new accounting standards or changes in existing accounting standards by the Financial Accounting Standards Board or other accounting standard-setting bodies or authorities; the effects of Company acquisitions and dispositions; general economic conditions; and significant armed conflict, as well as other risks detailed in A. H. Belo’s and Belo’s other public disclosures, and filings with the Securities and Exchange Commission (“SEC”) including the Company’s information statement on Form 10.
     The information in this Item 7.01 is intended to be furnished pursuant to Regulation FD (17 CFR 243.100-243.103) and shall not be deemed to be filed for purposes of the Securities Exchange Act of 1934.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 31, 2008	A. H. BELO CORPORATION
	By:	/s/ Alison K. Engel
Alison K. Engel
Senior Vice President/Chief Financial Officer